As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HESS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4921002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(212) 997-8500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy B. Goodell

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

(212) 997-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David M. Johansen

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price / Amount of registration fee(1)
Debt Securities
Warrants
Common Stock $1.00 par value (5)
Preferred Stock, $1.00 par value (5)
Depositary Shares	(2)
Purchase Contracts	(3)
Units	(4)

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee.

(2)

In the event that the Company elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

(3)	Purchase Contracts issued hereunder may require the holder thereof to purchase or sell Debt Securities, Preferred Stock, Depositary Shares, Warrants or Common Stock of Hess Corporation.
(4)	Any Units to be offered hereunder will consist of one or more Securities.
(5)	Shares of Preferred Stock and/or Common Stock may be issued in primary offerings or upon exercise, conversion or exchange of Debt Securities, Warrants or Preferred Stock registered hereby.

PROSPECTUS

HESS CORPORATION

DEBT SECURITIES

WARRANTS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The debt securities and our preferred stock may be convertible into or exchangeable for our common stock or our other securities, or debt or equity securities of one or more other entities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on the New York Stock Exchange under the symbol “HES.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 1, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information incorporated by reference into this prospectus as described under the heading “Incorporation of Certain Documents by Reference” and the additional information described under the heading “Where You Can Find More Information” in deciding whether or not to invest in the securities we may offer.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

In this prospectus, the terms “we,” “us,” “our,” the “Company” and “Hess” refer to Hess Corporation and its direct and indirect subsidiaries, as the context requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus, including information incorporated by reference, are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, natural gas liquids and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements:

•

fluctuations in market prices of crude oil, natural gas liquids and natural gas and competition in the oil and gas exploration and production industry, including as a result of the global COVID-19 pandemic (“COVID-19”);

•

reduced demand for our products, including due to COVID-19 or the outbreak of any other public health threat, or due to the impact of competing or alternative energy products and political conditions and events;

•

potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels;

•

changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring as well as fracking bans;

•

disruption or interruption of our operations due to catastrophic events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks or health measures related to COVID-19;

•	the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control;

•	unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits;

•	availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services;

•	any limitations on our access to capital or increase in our cost of capital, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets;

•	liability resulting from litigation, including heightened risks associated with being a general partner of Hess Midstream LP; and

•

other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 which is incorporated by reference herein and any additional risks described in our other filings with the SEC.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in partial or complete loss of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.hess.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We also specifically incorporate by reference the following documents, which we have already filed with the SEC:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2020; and

(ii)	our Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders filed on April 24, 2020.

In addition, we also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors find important. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Hess Corporation

1185 Avenue of the Americas

New York, NY 10036

Attention:	Corporate Secretary
(212) 997-8500

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

OUR COMPANY

We are a global Exploration and Production (“E&P”) company engaged in exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids (“NGLs”), and natural gas with production operations located primarily in the United States (U.S.), Guyana, the Malaysia/Thailand Joint Development Area, Malaysia, and Denmark. We conduct exploration activities primarily offshore Guyana, in the U.S. Gulf of Mexico, and offshore Suriname and Canada. At the Stabroek Block (Hess 30%), offshore Guyana, we have announced eighteen significant discoveries. The Liza Phase 1 development achieved first production in December 2019, and reached its nameplate production capacity of approximately 120,000 gross barrels of oil per day (“bopd”) in December 2020. The Liza Phase 2 development was sanctioned in the second quarter of 2019 and is expected to achieve first production by early 2022, with production capacity of approximately 220,000 gross bopd. A third development, Payara, was sanctioned in the third quarter of 2020 and is expected to achieve first production in 2024, with production capacity of approximately 220,000 gross bopd. The discovered resources to date on the Stabroek Block are expected to underpin up to ten Floating production, storage, and offloading vessel (“FPSOs”) with the first five FPSOs producing more than 750,000 gross bopd by 2026.

Our Midstream operating segment, which is comprised of Hess Corporation’s 47% consolidated ownership interest in Hess Midstream LP at December 31, 2020, provides fee-based services, including gathering, compressing and processing natural gas and fractionating NGL; gathering, terminaling, loading and transporting crude oil and NGL; storing and terminaling propane, and water handling services primarily in the Bakken shale play in the Williston Basin area of North Dakota.

We are a Delaware corporation, incorporated in 1920. Our principal executive offices are located at 1185 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 997-8500. We maintain a website at http://www.hess.com where general information about us is available. The contents of our website are not incorporated into this prospectus.

To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include but are not limited to the repayment of debt, investments in or extensions of credit to our subsidiaries or the financing of possible acquisitions, capital expenditures or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

General

We may offer either senior debt securities or subordinated debt securities (together, the “debt securities”) through this prospectus. The securities may be convertible into shares of our common or preferred stock. We will issue the debt securities under one of two separate indentures between us and The Bank of New York Mellon, as trustee. The indentures allow us to issue senior and subordinated debt securities, which may be convertible debt securities from time to time up to the aggregate principal amount we authorize from time to time. Pursuant to the terms of the indentures, we may register additional debt securities and issue an unlimited total principal amount of debt securities. We may issue the debt securities in one or more series with the same or different terms. We may issue debt securities of the same series at different times. All debt securities of the same series need not bear interest at the same rate or mature on the same date. Each indenture permits the appointment of a different trustee for each series of debt securities. If there is at any time more than one trustee under the indentures, the term ‘trustee’ means each such trustee and will apply to each such trustee only with respect to those series of debt securities for which it is serving as trustee.

Except as otherwise provided in the prospectus supplement relating to a particular series of debt securities, the indentures might not limit the amount of other debt, secured or unsecured, that we can issue, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The following summary of the debt securities is not complete. The prospectus supplement will describe the particular terms of any debt securities we may offer and may differ from the terms below.

The description will include:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date or dates on which principal will be payable and whether the debt securities will be payable on demand on any date;

•	the interest rate or rates and the method for calculating the interest rate;

•	the interest payment dates;

•	the maturity dates;

•	optional or mandatory redemption terms;

•	any sinking fund provisions;

•	authorized denominations;

•	the currency in which the debt securities will be denominated;

•	whether the principal and any premium or interest is payable in a different currency than the currency in which the debt securities are denominated, including a currency other than U.S. dollars;

•	the manner in which any payments of principal and any premium or interest will be calculated, if the payment will be based on an index or formula;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders or in uncertificated form;

•	whether the debt securities will be issued as registered securities or as bearer securities;

•	information describing any book-entry features;

•

whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

•	provisions, other than those already in the indentures, that allow for the discharge of our obligations under the indentures;

•

if the debt securities are convertible into shares of our common or preferred stock, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period and whether conversion is mandatory, at the option of the holder or at our option; and

•	any other terms.

If interest is payable on the debt securities, the persons to which and the manner in which the interest will be paid will be set forth in the prospectus supplement relating to the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities may either bear no interest or may bear interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax consequences and other special considerations applicable to the discounted debt securities will be described in the prospectus supplement relating to these debt securities.

Unless the prospectus supplement for a particular series of debt securities provides that the debt securities of that series may be redeemed at the option of the holder, the indentures and the debt securities will not provide for redemption at the option of a holder nor necessarily afford holders protection in the event of a highly leveraged or other transaction that might adversely affect holders.

Covenants

We may agree to some restrictions on our activities for the benefit of holders of the debt securities. The restrictive covenants summarized below may apply (unless the covenants are waived or amended) so long as any of the debt securities are outstanding unless the prospectus supplement states otherwise. We have provided a glossary at the end of this prospectus to define capitalized terms used in the covenants. The prospectus supplement may describe different covenants. In the covenants, all references to us, we, our and ours, refer only to Hess Corporation and not any of our subsidiaries.

Limitation on Secured Indebtedness. We may agree that we will not, and we will not permit any of our Restricted Subsidiaries to, create, assume, incur or guarantee any Secured Indebtedness unless we secure these debt securities to the same extent as the Secured Indebtedness. However, we may incur Secured Indebtedness without securing these debt securities if, immediately after incurring the Secured Indebtedness, the aggregate amount of all Secured Indebtedness and the Attributable Debt payable under leases entered into in connection with sale and leaseback transactions subject to the amount limitation described below would not exceed 15% of Consolidated Net Tangible Assets. The aggregate amount of all Secured Indebtedness in the preceding sentence excludes Secured Indebtedness that is secured to the same extent as these debt securities and Secured Indebtedness that is being repaid concurrently.

Limitation on Sale and Leaseback Transactions. We may agree that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any lease longer than three years covering any Principal Property of ours or of any of our Restricted Subsidiaries that is sold to any other person in connection with the lease, unless immediately after consummation of the sale and leaseback transaction either:

•

the sum of the Attributable Debt and the aggregate amount of all Secured Indebtedness, excluding Secured Indebtedness which is secured to the same extent as these debt securities or that is being repaid concurrently, does not exceed 15% of Consolidated Net Tangible Assets; or

•

an amount equal to the net proceeds received in connection with such sale is used within 180 days to retire or redeem indebtedness of ours or our Restricted Subsidiaries, the proceeds are at least equal to the fair market value of the property sold and the trustee is informed of the transaction;

•

provided, further, that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, cancel or deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing indebtedness of the Company (which may include the Securities) or of a Restricted Subsidiary previously issued or authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures, and an Officers’ Certificate (which shall be delivered to the trustee) stating that the Company elects to deliver or cause to be delivered such debentures or notes in lieu of retiring indebtedness as hereinabove provided.

Consolidation, Merger or Sale

We may agree not to consolidate with or merge into any other person or convey or transfer substantially all of our properties and assets to any person, unless:

•	the successor is a U.S. corporation; and

•

the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in such indenture that we would otherwise have to perform.

Modification of the Indentures

Under each indenture, our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series voting as a single class affected by the modification consent. However, no modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

Events of Default, Notice and Waiver

When we use the term “Event of Default” in the indentures, here are some examples of what we mean.

Unless otherwise specified in a prospectus supplement, an Event of Default with respect to a series of debt securities occurs if:

•	we fail to pay the principal of, or any premium on, any debt security when due;

•	we fail to pay interest when due on any debt security for 30 days;

•

we fail to perform any other covenant in such indenture and this failure continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of the series;

•

we default under any other loans or similar indebtedness in an amount in excess of $50,000,000 and that default results in the acceleration of the loan and the situation continues for a period of 20 days after we receive written notice from the trustee or from holders of 25% of the principal amount of the outstanding securities of such series; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of Hess Corporation for the benefit of our creditors.

A supplemental indenture may include, or pursuant to a resolution from our board of directors there may be added, additional Events of Default or changes to the Events of Default described above with respect to a particular series of debt securities. For the Events of Default applicable to a particular series of debt securities, see the prospectus supplement relating to the series.

Under each indenture, there will not be an Event of Default if a change in generally accepted accounting principles causes a change in our financial statements or causes us to change our accounting practices and such change results in us not being in compliance with one or more of our covenants.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers withholding of notice to be in the best interests of the holders. No notice of a covenant default may be given until 30 days after the default occurs. By default we mean any event which is an Event of Default described above or would become an Event of Default with the giving of notice or the passage of time.

If a payment Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

•

the entire principal of the debt securities of the series or, if the debt securities are original issue discount securities, the portion of the principal described in the applicable prospectus supplement; and

•	all the accrued interest.

If the default results from a failure to perform a covenant or the acceleration of other indebtedness, the trustee or the holders of 25% in aggregate principal amount of all debt securities may require the immediate payment of principal and interest. If the default is in connection with an event of bankruptcy or similar event, the principal and interest will become immediately due and payable.

The holders of a majority of the principal amount of the debt securities of the affected series can rescind this accelerated payment requirement or waive any past default or Event of Default or allow us to not comply with any provision in such indenture. However, rescission is not permitted if there is a default in payment of principal of, or premium or interest on, any of the debt securities of the series apart from the acceleration itself.

Other than its duties during a default, the trustee is not obligated to exercise any of its rights or powers under such indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnity, the holders of 25% of the principal amount of any series of debt securities may, subject to limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred on the trustee, for any series of debt securities.

Defeasance of the Indentures and Debt Securities

Each indenture permits us to be discharged from our obligations under such indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance.

Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity on such series of debt securities then following such deposit:

•	we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series; and

•	our obligations under such indenture with respect to the debt securities of such series will cease to be in effect.

Following such defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

We must deliver to the trustee a ruling by the United States Internal Revenue Service or an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Concerning the Trustee

The Bank of New York Mellon is the trustee under the indentures. The Bank of New York Mellon also serves as the trustee under other indentures pursuant to which certain of our debt securities are outstanding. We have had and may continue to have commercial banking and other service relationships with the trustee and the Bank of New York, an affiliate of the trustee, in the ordinary course of business.

Except during the continuance of an event of default, the trustee, or if there is more than one trustee under the indentures, each such trustee, will perform only those duties that are specifically set forth in such trustees’ respective indenture. During the continuance of any event of default under either of the indentures, the trustee thereunder will exercise its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use his rights under the circumstances in the conduct of his own affairs.

Payment and Transfer

We will normally issue the debt securities only in book-entry form, which means that they will be represented by one or more permanent global certificates registered in the name of The Depository Trust Company, New York, New York (“DTC”), or its nominee. We will refer to this form here and in the prospectus supplement as “book-entry only.”

Alternatively, we may issue the debt securities in certificated form registered in the name of the holder. Under these circumstances, holders may receive certificates representing the debt securities. Debt securities in certificated form will be issued only in increments of $1,000 and will be exchangeable without charge except for reimbursement of taxes or other governmental charges, if any. We will refer to this form in the prospectus supplement as “certificated.”

If we issue original issue discount debt securities, we will describe the special United States federal income tax and other considerations of a purchase of original issue discount debt securities in the prospectus supplement. By “original issue discount debt securities,” we mean securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance.

The following discussion pertains to debt securities that are issued in book-entry only form. We have obtained the information regarding DTC from sources that we believe to be reliable.

One or more global securities would be issued to DTC or its nominee. DTC would keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant would then keep a record of its clients who purchased the debt securities. Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security. The rights of these beneficial owners will be governed solely by the applicable procedures of DTC and its participants. A global security generally may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

Under book-entry only, we will not issue certificates to individual holders of the debt securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the United States Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC holds securities that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct DTC participants’ accounts at DTC. This eliminates the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (DTCC) which is owned by the users of its regulated subsidiaries. The rules applicable to DTC and the DTC direct or indirect participants are on file with the SEC.

Purchases of the securities under DTC’s system must be made by or through its direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (the “beneficial owner”) is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

We will make payments on a global security in accordance with the applicable policies of DTC as in effect from time to time. Under those policies, we will pay directly to DTC or its nominee, and not to any owners of beneficial interests in the global security. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we and the trustee will have no direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by DTC. It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records as of the record date for such payment. In addition, it is DTC’s current practice to assign any consenting or voting rights to participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by standing instructions and customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, these payments will be the responsibility of the participants and not of DTC, Cede & Co, or such other name as may be requested by DTC, the trustee or us.

Debt securities represented by a global security would be exchangeable for debt securities represented by certificates with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law; or

•	we instruct the trustee that the global security is now exchangeable; or

•	an event of default has occurred and is continuing.

If a global security is terminated, only DTC, and not the trustee or us, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

If there are any changes from the above summary, they will appear in a prospectus supplement. However, DTC’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise DTC in any way. Financial institutions that participate in DTC’s book-entry system, through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

According to DTC, the foregoing information relating to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not takes any responsibility for the accuracy thereof. DTC may change or discontinue the foregoing procedures at any time.

Governing Law

The debt securities and the indentures under which they will be issued are governed by the laws of the State of New York.

Provisions Applicable Solely to Subordinated Debt Securities

General

We may issue subordinated debt securities under the subordinated debt indenture. Holders of subordinated debt securities should recognize that contractual provisions in that indenture may prohibit us from making payments on these securities. The subordinated debt securities may rank on an equal basis with certain other subordinated debt of ours that may be outstanding from time to time and will rank junior to all senior indebtedness (as defined below or may be defined in the indenture) of ours (including any senior debt securities issued under the senior debt indenture) that may be outstanding from time to time.

If we issue subordinated debt securities, the aggregate principal amount of senior indebtedness outstanding as of a recent date will be set forth in the applicable prospectus supplement. The indenture does not restrict the amount of senior indebtedness that we may incur.

Subordination

The payment of the principal of, and premium, if any, and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the subordinated debt indenture, in right of payment to the prior payment in full of all of our senior indebtedness.

The term senior indebtedness is defined in the indenture as indebtedness we incur for money borrowed, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness unless such indebtedness provides that is not senior indebtedness. Senior indebtedness also includes our guarantees of the foregoing items of indebtedness for money borrowed by persons other than us, unless, in any such case, such indebtedness or guarantee provides by its terms that it will not constitute senior indebtedness.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on, the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment or other distribution may be made with respect to the subordinated indebtedness in the following circumstances:

•	any acceleration of the principal amount due on the subordinated debt securities;

•	the dissolution or winding-up or total or partial liquidation or reorganization of Hess Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings;

•	a default in the payment of principal, premium, if any, sinking fund or interest with respect to any senior indebtedness; or

•

an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any senior indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders of senior indebtedness to accelerate its maturity, and such event of default has not been cured or waived.

A merger, consolidation or conveyance of all or substantially all of our assets on the terms and conditions provided in the indenture will not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of these subordination provisions.

If the holders of subordinated debt securities receive any payment or distribution of our assets not permitted by the subordination provisions, the holders of subordinated debt securities will have to repay such amount to the holders of the senior debt securities or to the trustee.

Subrogation

After the payment in full of all senior indebtedness, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of our assets or securities applicable to the senior indebtedness until the subordinated debt securities are paid in full. Under these subrogation provisions, no payments or distributions to the holders of senior indebtedness which otherwise would have been payable or distributable to holders of the subordinated debt securities will be deemed to be a payment by us to or on the account of the senior indebtedness. These provisions of the indenture are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities and the holders of the senior debt securities. Nothing contained in the indenture is intended to impair our absolute obligation to pay the principal of and interest on the subordinated debt securities in accordance with their terms or to affect the relative rights of the holders of the subordinated debt securities and our creditors other than the holders of the senior indebtedness. These subrogation provisions of the indenture will not prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default of such security, subject to the rights of subordination described above.

Provisions Applicable Solely to Convertible Debt Securities

General

The following provisions may apply to debt securities that will be convertible into our common stock or preferred stock, unless otherwise provided in the prospectus supplement relating to the specific issue of debt securities. In the case of subordinated debt securities, these provisions are in addition to any provisions that apply because the debt securities are subordinated. The holder of any convertible debt securities will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement, unless previously redeemed, to convert the convertible debt securities into shares of our common stock or preferred stock at the conversion rate and upon the terms specified in the applicable prospectus supplement. The holder of convertible debt securities may convert any portion thereof which is $1,000 or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

Adjustment

For each series of convertible debt securities, the conversion price or rate will be subject to adjustment as contemplated in the indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	our issuance of shares of common stock as a dividend;

•	subdivisions and combinations of our common stock;

•

the issuance to all holders of our common stock of rights or warrants entitling holders to subscribe for or purchase our shares at a price per share less than the market price at the time of issuance; and

•	the distribution to all holders of our common stock of:

•	shares of our capital stock other than our common stock;

•	evidences of indebtedness or assets other than cash dividends paid from retained earnings and dividends payable in common stock referred to above; or

•	subscription rights or warrants other than those referred to above.

In any case no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. We will not issue any fractional shares of our common stock upon conversion, but, instead, we will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible debt securities convertible into our common stock which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible debt securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive. We may, from time to time, reduce the conversion price by any amount for a period of not less than 20 days, provided that the reduced price is not less than the par value of a share of common stock.

We will determine the adjustment provisions for convertible debt securities at the time of issuance of each series of convertible debt securities. These adjustment provisions will be described in the applicable prospectus supplement.

Other Purchasers

Except as set forth in the applicable prospectus supplement, any convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible debt securities by one or more investment banking firms or other purchasers who may agree with us to purchase our convertible debt securities and convert them into common stock or preferred stock, as the case may be.

Subordination

Our obligation to make payment on account of the principal of, and premium, if any, and interest on subordinated debt securities that are converted into convertible debt securities may be subordinated and junior in right of payment to our senior obligations, as described above under the heading “Provisions Applicable Solely to Subordinated Debt Securities” and in the prospectus supplement.

GLOSSARY

We have used the following definitions in describing the restrictive covenants that we have agreed to in the indentures. You can also find the precise legal definitions of certain of these terms in Section 1.01 of each indenture.

“Attributable Debt” means, when used in connection with a sale and lease-back transaction referred to in the indenture, on the date upon which the amount is to be determined, the product of

•	the net proceeds from the sale and lease-back transaction multiplied by

•

a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in that sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on that date and the denominator of which is the number of full years on the term of that lease measured from the first day of the term.

“Consolidated Net Tangible Assets” means our total assets and those of our consolidated subsidiaries, less current liabilities and intangible assets.

“Principal Property” means any oil or gas producing property, onshore or offshore, or any refining or manufacturing plant owned or leased under a capital lease by us or any of our Restricted Subsidiaries, but does not include any property that has been determined by a resolution of our board of directors not to be of material importance to the business conducted by us and our subsidiaries taken as a whole.

“Restricted Subsidiary” means any Subsidiary that owns or leases under a capital lease any Principal Property.

“Secured Indebtedness” means indebtedness of ours or any Restricted Subsidiary for borrowed money secured by any lien on (or in respect of any conditional sale or other title retention agreement covering) any

Principal Property or the stock or indebtedness of a Restricted Subsidiary, but excluding from such definition, all indebtedness:

•	secured by liens (or arising from conditional sale or other title retention agreements) existing on the date of the indenture;

•	owing to us or any other Restricted Subsidiary;

•	secured by liens on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition thereof;

•	in connection with industrial development bond, pollution control revenue bond or similar financings;

•	secured by purchase money security interests;

•	secured by liens existing at the time a corporation becomes a Restricted Subsidiary;

•	statutory liens, liens made in connection with bids and other standard exempted liens;

•	in connection with liens on oil or gas properties or other mineral interests arising as a security in connection with conducting certain business;

•	in connection with royalties and other payments to be paid out of production from oil or gas properties or other mineral interests from the proceeds from their sale; and

•	in connection with any replacement, extension or renewal of any such indebtedness to the extent such indebtedness is not increased.

“Subsidiary” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding voting equity is owned, directly or indirectly, by such person and one or more other subsidiaries of such person.

DESCRIPTION OF THE WARRANTS

General

The following is a summary of material provisions of the warrants that we may issue pursuant to one or more separate warrant agreements, either independently or together with other securities. This summary does not include all of the provisions of the warrants. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We urge you to read the form of warrant agreement filed in connection with the applicable prospectus supplement. The terms of the warrants to subscribe for our debt securities include those stated in the forms of warrant agreements. Provisions of the forms of warrant agreements or terms defined in the forms of warrant agreements summarized below are incorporated into this prospectus by reference.

We may issue warrants for the purchase of:

•	debt securities,

•	preferred stock,

•	common stock, or

•	depositary shares representing preferred stock.

The warrants may be issued in one or more series. Please refer to the prospectus supplement relating to particular series of warrants for specific terms of the warrants, including the following terms:

•	the type and number of warrants;

•	the name, amount and terms of the securities for which the warrants may be exercised;

•	if applicable, the name and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the expiration date of the warrants;

•	the period during which warrants may be exercised;

•	the exercise price of the warrants;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any mandatory or optional call provisions;

•	the identity of the warrant agent;

•	a discussion of certain U.S. Federal income tax considerations; and

•	any other terms of the warrants offered thereunder.

The warrants will be represented by warrant certificates. We will pay all stamp taxes and any other duties to which the original issuance of the warrant certificates may be subject.

Transfer and Exchange

Warrants may be transferred or exchanged pursuant to procedures outlined in the applicable warrant agreement. No service charge will be made for registration of transfer or exchange upon surrender of any warrant certificate at the office of the applicable warrant agent maintained for that purpose. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of warrant certificates.

No warrant or warrant certificate will entitle the holder thereof to any of the rights of a holder of the security for which the warrant may be exercised, including the right to receive payments of principal or interest on debt securities or to enforce any of the covenants in any indenture relating to debt securities or the right to receive dividends on common or preferred stock or vote with common or preferred stock.

Exercise of Warrants

In order to exercise warrants, the holder of the warrants will be required to surrender to the warrant agent the related warrant certificate and pay in full the exercise price for the securities to be subscribed for upon such exercise. The exercise price must be paid in cash or by certified or official bank check or by wire transfer to an account we designate for such purpose. The warrant agent then will deliver the applicable securities to the holder, and will issue a new warrant certificate for any warrants not exercised.

Amendment of Warrant Agreement

From time to time, we and the warrant agent under the relevant warrant agreement, may amend or supplement the warrant agreement for certain purposes without the consent of the holders of the warrants issued thereunder, including to cure defects or inconsistencies or make any change that does not materially and adversely affect the rights of any holder. Any amendment or supplement to a warrant agreement that has a material adverse effect on the interests of the holders of the warrants issued thereunder will require the written consent of the holders of a majority of the outstanding warrants issued thereunder.

The written consent of each holder of the warrants affected shall be required for any amendment that:

•	increases the exercise price;

•	shortens the period during which warrants may be exercised; or

•	if the warrants may be redeemed at our option, reduces the price at which the warrants may be redeemed.

DESCRIPTION OF THE COMMON STOCK

We outline below a summary of material information relating to our common stock. This summary is subject to the General Corporation Law of the State of Delaware (the “DGCL”) and certain provisions of our restated certificate of incorporation, as amended, and our by-laws, as amended. This summary does not include all of the provisions of our restated certificate of incorporation or by-laws. These statements do not purport to be complete, or to give full effect to the provisions of statutory or common laws, and are subject to, and are qualified in their entirety by reference to, the terms and detailed provisions of the restated certificate of incorporation, of the by-laws and of the applicable provisions of the DGCL. We urge you to read our full restated certificate of incorporation and by-laws.

We are incorporated in the State of Delaware, United States and operate in accordance with the DGCL. The rights of our stockholders are determined by the DGCL, the securities laws and regulations and other legislation of the United States, our restated certificate of incorporation and our by-laws. Under our restated certificate of incorporation, we are authorized to issue up to 600,000,000 shares of common stock, par value $1.00 per share. Our shares of common stock are registered pursuant to Section 12 of the Exchange Act and are listed on the New York Stock Exchange under the trading symbol “HES.” Our shares are issued in registered form. Every holder of our shares is entitled to a share certificate. Holders of our shares are entitled, subject to the prior rights, if any, of holders of shares of any series of preferred stock that the board of directors may establish, to such dividends as may be declared by our board of directors if there are sufficient funds to legally pay a dividend.

Voting Rights

The holders of our shares of common stock are entitled to one vote for each share held of record and may vote by proxy. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our by-laws, all matters other than the election of directors shall be decided by a majority of the shares present in person or represented by proxy and entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Liquidation, Dissolution or Winding-Up

In the event of our liquidation, dissolution or winding-up, the holders of our shares of common stock are entitled to share ratably according to the number of shares held by them in all remaining assets available for distribution to the holders of our shares after discharge of outstanding liabilities and payment of such liquidation preference, if any, of any series of preferred stock that our board of directors may establish.

Takeover Provisions

Certain provisions of our restated certificate of incorporation and by-laws may have the effect of delaying, deferring or preventing a change of control in connection with certain extraordinary corporate transactions.

Our restated certificate of incorporation and by-laws provides that our directors are elected annually at each annual meeting of stockholders and serve one-year terms. In addition, the restated certificate of incorporation and the by-laws require (i) approval of holders of 80% of our voting stock to remove directors or to amend, alter or repeal the provisions as to director election and removal and other related provisions, (ii) advance notice of, and a specified procedure for, shareholder nominations for director, (iii) the taking of stockholder action only at annual or special meetings (to be called only by the chairman of the board or the president and shall be called by the secretary at the request of the board of directors pursuant to a resolution approved by a majority of the entire board) and prohibiting stockholder action by written consent, and (iv) the filling of vacancies on the board by remaining directors, though less than a quorum. Such provisions of the restated certificate of incorporation and the by-laws may make it more difficult for a person or entity to acquire and exercise control of the company and remove incumbent directors and officers.

We are also subject to the anti-takeover provisions of Section 203 of the DGCL.

Annual Stockholder Meetings

Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be delivered in person or mailed to each stockholder entitled to vote not less than ten nor more than 50 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, except as otherwise provided by the DGCL, by the restated certificate of incorporation, or by the by-laws. Special meetings of our stockholders may be called for any purpose by the chairman of the board or the president and shall be called by the secretary at the request of the board of directors pursuant to a resolution approved by a majority of the entire board. Written notice must be delivered in person or mailed to each stockholder entitled to vote at least ten days before the date of such meeting.

Other Rights

Holders of our shares of common stock have no preemption, redemption, conversion or other subscription rights.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE PREFERRED STOCK

General

The following description sets forth certain general terms of the preferred stock and any related depositary shares that we may issue. The terms of any series of the preferred stock and any related depositary shares will be described in the applicable prospectus supplement relating to the preferred stock and any related depositary shares being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, and the certificate of designations relating to each particular series of the preferred stock and any related depositary shares, which was or will be filed with the SEC at or before the issuance of the series of preferred stock.

Terms of the Preferred Stock

Under our restated certificate of incorporation, we are authorized to issue up to 20,000,000 shares of preferred stock, par value $1.00 per share. Our board of directors has the authority, without approval of the stockholders, to issue all of the shares of preferred stock which are currently authorized in one or more series and to fix the number of shares and the rights, preferences, privileges, qualifications, restrictions and limitations of each series.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price or prices;

•

the dividend rate or rates, or method of calculation, the dividend periods, the dates on which dividends shall be payable and whether dividends are cumulative or non-cumulative and, if cumulative, the dates from which dividends begin to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures; and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the restated certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and non-assessable. Holders will have no preemptive rights to subscribe for any additional securities which we may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by us as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of our assets upon liquidation, dissolution, or winding up. Each series of preferred stock will rank senior to the common stock, and any other stock of ours that is expressly made junior to that series of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

Dividends and Distributions

Holders of shares of the preferred stock will be entitled to receive, as, if and when declared by our board of directors, or a duly authorized committee of our board of directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered.

Dividends on the preferred stock may be cumulative or non-cumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable in arrears on the dates specified in the applicable prospectus supplement. If any date so specified as a dividend payment date is not a business day, declared dividends on the preferred stock will be paid on the immediately succeeding business day, without interest. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If our board of directors, or a duly authorized committee of our board of directors, fails to declare a dividend on any series of non-cumulative preferred stock for any dividend period, we will have no obligation to pay a dividend for that period, whether or not dividends on that series of non-cumulative preferred stock are declared for any future dividend period. Unless otherwise specified in the applicable prospectus supplement, dividends on the preferred stock will be payable to record holders as they appear on our stock books on each record date, not more than 60 nor less than 10 days preceding the applicable payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors.

Liquidation Preference

Any preference or priority of the preferred stock over our common stock and any other class of our stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of our assets or proceeds from any liquidation, will be described in the applicable prospectus supplement.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, we may, at our option, at any time or from time to time on not less than 30 nor more than 60 days’ notice, redeem that series of preferred stock in whole or in part at the redemption prices and on the dates set forth in the applicable prospectus supplement.

If less than all outstanding shares of a series of preferred stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by our board of directors, or a duly authorized committee of our board of directors, to be equitable. From and after the redemption date, unless we are in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends or sinking fund installments will be described in the applicable prospectus supplement.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint at our discretion, and us.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	Hess Corporation;

•	a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of Hess Corporation, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of Hess Corporation. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of Hess Corporation. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Hess Corporation.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book- entry form will have the right to obtain their shares in non-global form.

DESCRIPTION OF THE PURCHASE CONTRACTS

General

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, our common or preferred stock, debt securities, depositary shares or other securities described in this prospectus.

We refer to each property described above as a “purchase contract property.” Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract, including any right to receive payments on that property.

Terms of the Purchase Contracts

Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

•

whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•

whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below;

•	whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form; and

•	any other terms of the purchase contract offered thereunder.

If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date.

DESCRIPTION OF THE UNITS

General

We may issue units comprised of one or more debt securities, warrants, purchase contracts, shares of preferred stock and depositary shares in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described here;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units offered thereunder.

General Provisions of a Unit Agreement

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Generally, except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, unit agreement or trust agreement under which that security is issued. Those specific terms will be described elsewhere in the applicable prospectus supplement under the sections relating to debt securities, warrants, purchase contracts and capital securities. Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts, warrants issued under the warrant indenture and capital securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder (i) to cure any ambiguity, (ii) to correct or supplement any defective or inconsistent provision or (iii) to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We will not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We generally may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would (i) impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right, (ii) impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due or (iii) reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

HEDGING IN CONNECTION WITH DISTRIBUTIONS

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by White & Case LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Hess Corporation and consolidated subsidiaries appearing in Hess Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Hess Corporation’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Certain oil and gas reserves estimates incorporated herein by reference have been audited by DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, as stated in its letter report included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference in reliance on the authority of said firm as an expert in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated fees and expenses (not including underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby are set forth in the following table:

SEC registration fee	$(1)
FINRA fees	$(2)
Trustee’s fees	$(2)
Printing expenses	$(2)
Rating agency fees	$(2)
Accounting fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) of the Securities Act.
(2)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.

Item 15.	Indemnification of Directors and Officers.

The DGCL provides that a corporation is required to indemnify its present or former directors, officers, employees or agents against the actual and reasonable expenses (including attorneys’ fees) incurred in the successful defense of any proceeding arising out of their serving as a director, officer, employee or agent of the corporation.

As permitted by the DGCL, the Company’s by-laws provide that every person who is or was a director, officer or employee of the Company, or of any other corporation which he serves or served as such at the request of the Company , shall, in accordance with the by-laws of the Company but not if prohibited by law, be indemnified by the Company against reasonable expense and any liability paid or incurred by him or her in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his or her being or having been a director, officer or employee of the Company or such other corporation, or by reason of any action taken or not taken in his or her capacity as such director, officer or employee, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred. Those persons who have been wholly successful, on the merits or otherwise, with respect to any such claim, action, suit or proceeding shall be reimbursed by the Company for their reasonable expenses. Any other person claiming indemnification shall be reimbursed by the Company for his or her reasonable expense and for any liability (other than any amount paid to the Company) if an independent legal counsel, or other disinterested person or persons selected by the board of directors, delivers to the Company his or her written finding that such person acted in good faith in what the person reasonably believed to be the best interests of the Company, and, in addition, with respect to any criminal action or proceeding, reasonably believed that his or her conduct was lawful.

The Company’s by-laws authorize the Company to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he will repay the same if it is ultimately determined that he is not entitled to indemnification or, if it is ultimately determined that he is to be indemnified under the Company’s by-laws, to the extent that the advance exceeds the amount of the indemnification.

The rights of indemnification provided by the by-laws of the Company are not exhaustive and are in addition to any rights to which a director, officer or employee may otherwise be entitled by contract or as a matter of law.

In addition, pursuant to the DGCL, the Company’s restated certificate of incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability which would otherwise exist under applicable law (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit.

The Company maintains a standard policy of officers’ and directors’ liability insurance.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Documents

1.1	Form of Underwriting Agreement *

3.1	Restated Certificate of Incorporation, including amendment thereto dated May 3, 2006 (incorporated by reference to Exhibit 3 of Hess Corporation’s Quarterly Report on Form 10-Q for the three months ended June 30, 2006)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, dated May 22, 2013 (incorporated by reference to Exhibit 3.1 of Hess Corporation’s Current Report on Form 8-K filed May 22, 2013)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation, dated May 12, 2014 (incorporated by reference to Exhibit 3.1 of Hess Corporation’s Current Report on Form 8-K filed May 13, 2014)

3.4	By-laws, as amended effective May 6, 2020 (incorporated by reference to Exhibit 3(1) of Hess Corporation’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020)

4.1	Indenture for Senior Debt Securities, dated as of March 1, 2006, between Hess Corporation and The Bank of New York Mellon as successor to JPMorgan Chase Bank, N.A., as Trustee, including form of Note (incorporated by reference to Exhibit 4 of Hess Corporation’s Registration Statement on Form S-3ASR, Registration No. 333-132145, filed March 1, 2006)

4.2	Indenture for Subordinated Debt Securities, dated as of March 1, 2006, between Hess Corporation and The Bank of New York Mellon as successor to JPMorgan Chase Bank, N.A., as Trustee, including form of Note (incorporated by reference to Exhibit 4.1 of Hess Corporation’s Registration Statement on Form S-3ASR, Registration No. 333-132145, filed March 1, 2006)

4.3	Form of Warrant Agreement for Warrants Sold Alone (incorporated by reference to Exhibit 4.3 of Hess Corporation’s Registration Statement on Form S-3, Registration No. 333-110294, filed November 6, 2003) *

4.4	Form of Warrant Agreement for Warrants Sold Attached to Securities (incorporated by reference to Exhibit 4.4 of Hess Corporation’s Registration Statement on Form S-3, Registration No. 333-110294, filed November 6, 2003) *

4.5	Form of Depositary Agreement, including form of depositary receipt *

4.6	Form of Unit Agreement, including form of unit certificate *

4.7	Form of Unit Agreement Without Holders’ Obligation *

4.8	Form of Prepaid Purchase Contract *

4.9	Form of Specimen Certificate of Preferred Stock *

5.1	Opinion of White & Case LLP as to the legality of the Offered Securities

23.1	Consent of Ernst & Young LLP

23.2	Consent of DeGolyer and MacNaughton

23.3	Consent of White & Case LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the indenture for senior debt securities dated as of March 1, 2006

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the indenture for subordinated debt securities dated as of March 1, 2006

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 1, 2021.

HESS CORPORATION

BY:	/s/ JOHN P. RIELLY
	Name:	John P. Rielly
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John B. Hess, Timothy B. Goodell and John P. Rielly or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/S/ JOHN B. HESS (John B. Hess)	Director and Chief Executive Officer (Principal Executive Officer)	March 1, 2021

/S/ JAMES H. QUIGLEY (James H. Quigley)	Chairman of the Board and Director	March 1, 2021

/S/ TERRENCE J. CHECKI (Terrence J. Checki)	Director	March 1, 2021

/S/ LEONARD S. COLEMAN JR. (Leonard S. Coleman Jr.)	Director	March 1, 2021

/S/ JOAQUÍN DUATO (Joaquín Duato)	Director	March 1, 2021

/S/ EDITH E. HOLIDAY (Edith E. Holiday)	Director	March 1, 2021

NAME	POSITION	DATE

/S/ MARC S. LIPSCHULTZ (Marc S. Lipschultz)	Director	March 1, 2021

/S/ DAVID MCMANUS (David McManus)	Director	March 1, 2021

/S/ DR. KEVIN O. MEYERS (Dr. Kevin O. Meyers)	Director	March 1, 2021

/S/ KARYN F. OVELMEN (Karyn F. Ovelmen)	Director	March 1, 2021

/S/ JOHN P. RIELLY (John P. Rielly)	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	March 1, 2021

/S/ WILLIAM G. SCHRADER (William G. Schrader)	Director	March 1, 2021